UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 31, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Meeting”) in Washington, D.C. for the purposes of (i) electing Dale R. Davis, Craig Dawson, the Hon. David C. Gompert, Vice Admiral (ret.) Robert B. Murrett, Damian Perl, Dean Popps and the Hon. Ronald R. Spoehel to serve on the Board of Directors of the Company until the 2015 annual meeting of stockholders or until their successors are elected and qualified; (ii) ratification of the selection of KPMG, LLP as independent registered public accounting firm for fiscal year 2014; (iii) holding an advisory vote on compensation to our named executive officers; and (iv) holding an advisory vote on the frequency of future advisory votes on executive compensation.

 Below are the voting results for the election of seven Directors.  All nominees were elected as Directors with the following vote:

Nominee	For	Withheld	Broker Non-votes
Dale R. Davis	8,401,643	0	0
Craig Dawson	8,401,643	0	0
Hon. David C. Gompert	8,401,543	100	0
Vice Admiral (ret.) Robert B. Murrett	8,401,643	0	0
Damian Perl	8,401,543	100	0
Dean Popps	8,401,643	0	0
Hon. Ronald R. Spoehel	8,401,543	100	0

Below are the voting results for the advisory vote on the ratification of the selection of KPMG, LLP as independent registered public accounting firm for fiscal year 2014.  The stockholders approved, on an advisory basis, the selection of KPMG:

For	Against	Abstain	Broker Non-votes
8,401,618	25	0	0

Below are the voting results for the advisory vote on compensation to our named executive officers.  The stockholders approved, on an advisory basis, the compensation of our named executive officers:

For	Against	Abstain	Broker Non-votes
7,851,618	125	549,900	0

Below are the voting results for the advisory vote on the frequency of future advisory votes on executive compensation.  The stockholders approved, on an advisory basis, a frequency of every year for future votes on executive compensation:

Three Years	Two Years	One Year	Abstain	Broker Non-votes
5,870,989	0	1,978,754	551,900	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2014

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Secretary